Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 on Form F-1 of our report dated May 17, 2007 relating to the financial statements of FreeSeas, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers S.A.
Athens, Greece
October 12, 2007